MINERALS METALS INITIATIVE

M2i Global, Inc.

(OTCQB: MTWO)

Under Definitive Agreement to Merge with Volato Group
(NYSE American: SOAR)

Infrastructure for U.S. Critical Minerals Strategy

February 2026

Disclaimer

This presentation is being provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any of M2i Global, Inc.'s (the "Company" or "M2i") securities. This presentation is not intended, nor should it be distributed, for advertising purposes, nor is it intended for broadcast or publication to the general public. Any such offer of the Company's securities will only be made in compliance with applicable state and federal securities laws pursuant to a prospectus or an offering memorandum and related offering documents which will be provided to qualified prospective investors upon request.

This presentation contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its growth and market potential, ability to generate revenue, potential to dominate markets, and user growth. These statements may be identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward- looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements.

Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

M2i Global, Inc. at a Glance

Specializing in the Development and Execution of a Complete Global Value Supply Chain for Critical Minerals

About M2i Global, Inc.

M2i Global, Inc. (OTCQB:MTWO) provides capabilities from across private industry and academic sectors to assure access to critical minerals and metals for national defense and economic security. M2i Global also aims to establish a Critical Minerals Reserve that enables a resilient critical minerals supply chain to address the shortage of essential minerals and metals.

Business Highlights

- Critical Mineral Reserve
- NT Minerals – exclusive offtake agreement for 88,000 tons of copper valued at $1 billion
- Next-Gen Energy Technology – collaboration agreement with a lithium battery materials facility in Australia
- Nimy Resources – collaboration agreement to develop gallium supply

Business Combination with Volato Group, Inc. (NYSE American: SOAR)

- 85% / 15% in favor of M2i
- LOI signed on 5/19/25 and amended in June 2025
- Definitive Agreement signed – 7/28/25
- S-4 filed confidentially on 9/10/25
- S-4 filed publicly on 12/15/2025 and amended on 1/12/26
- Targeted to close in Q1 2026

M2i

Management Team

Track Record of Success in Capital Markets Execution and High-Level Operations

Doug Cole Executive Chairman	Mr. Cole brings over 44 years experience in Sales, Marketing, and Leadership roles, having run numerous Public and Private Companies. He previously led the pivot/turnaround at American Battery Technology by securing lithium land assets in Nevada, bringing in ex-Tesla employees and ultimately building a lithium-ion battery metal recycling facility, which **led to a public valuation increase from $20M to $2B**. As a Private and Public Chairman, CEO and board member, he has expanded every company he has been involved with, leveraging relationships globally. He has spoken at many Major Industry Conferences throughout his career. He has provided insight and leadership as a board member of U.S. and globally-focused companies. Doug is a 1978 Graduate of the University of California, Berkeley, with a BA in Letters and Science. He was a member of Cal's Rugby team and has remained active with the University of California ever since.
Major General (Ret.) Alberto "Al" Rosende CEO	Mr. Rosende is an accomplished senior executive whose career spans a diverse range of roles across corporate, military, non-profit, and entrepreneurial settings. In his distinguished military career, Al rose to the rank of Major General. In his last assignment, he served as the Commanding General of the 63rd Readiness Division, U.S. Army Reserve. In this role, he was responsible for Army Reserve facilities, equipment readiness, and personnel support across a seven-state region. His career included assignments at the highest levels of the U.S. Army Reserve, with service in the United States, Puerto Rico, Afghanistan, and Iraq. Among the numerous medals and awards he received during his military career are the Army Distinguished Service Medal, the Legion of Merit, and the Bronze Star Medal.Al holds a B.S. Degree in Business Administration from Nova Southeastern University, an M.S. degree in National Security and Resource Strategy from the Eisenhower School of National Resource Strategy at the National Defense University, and an M.A. in Education and Human Development from The George Washington University.
Mark Heinen CFO (Volato Group)	Mr. Heinen has served as Volato's Chief Financial Officer since November 28, 2023. Bringing over 25 years of finance and accounting experience, Mr. Heinen previously Mr. Heinen served as Better's Chief Financial Officer. He has served in leadership positions in both publicly traded and private technology companies. Previously, Mr. Heinen was the Chief Financial Officer at Better Therapeutics. Prior to that, he served as the SVP, Global Corporate Controller, and interim Chief Financial Officer at Trintech, Inc. Mr. Heinen's career began in public accounting at PricewaterhouseCoopers. He holds a B.B.A. in accounting and an M.B.A from the University of Oklahoma and is a certified public accountant.
Michael Prachar COO (Volato Group)	Mr. Prachar has served as Volato's Chief Operating Officer since February 1, 2022. Prior to joining Volato, Mr. Prachar served as Chief Operating Officer of Big Green IT, an information technology and Microsoft cloud consulting business from 2015 to 2022. Prior to joining Big Green IT, Mr. Prachar built a 20-year operations career serving in a number of operations executive roles in the telecommunications and technology services industries, including Chief Operating Officer of LinkSource Technologies® from 2010 to 2015, President and Chief Operating Officer of Rapid Link, Inc. from 2006 to 2010, Vice President and Chief Operating Officer of Telenational Communications from 2001 to 2006 and Director of Operations for Intercontinental Exchange from 1995 to 1998. Mr. Prachar holds an Engineering Degree from the College for Recording Arts in San Francisco.

*Many of the same key people involved in M2i, including Banner Public Affairs, led by Senator Jim Talent (Energy and Armed Services Committee) and Jesse Appleton, were responsible for much of the Electric Vehicle and Battery legislation in the Bipartisan Infrastructure Law signed into law in November 2021, which led to American Battery Technology being allocated U.S. government grants totaling $400 million.

Problem


Future Posterity
of the U.S.
2025
Economic
Homela
Security
National
Security

China

- Dominates critical mineral production globally - responsible for over 70% of critical mineral production
- Significant leverage over global supply chains, heightening concerns over U.S. dependence on Chinese-controlled refining operations
- Primary supplier of processed inputs for advanced technologies, such as semiconductors, aerospace components, energy storage systems, and electric vehicle batteries

Challenges

All Roads Lead To China

- U.S. is import-reliant for 40 of listed critical minerals
  - 12 at 100%
  - 28 > 50%

- U.S. has no domestic production for 14 of those critical minerals

- Regardless of where the minerals are mined, China exerts dominant control over the refining process for each of these critical minerals.
  - Examples: Graphite, Lithium, Gallium and Rare Earth Elements (REE)


Graphite Production and Refining by Country


Critical Minerals Production and Refining by Country
Refining
Nickel
Refining
Cell Production
Automaker
Cathode Production
Cobalt
Lithium
Nickel Cobalt
Nickel Cobalt
Nickel Cobalt Lithium

Source: Bloomberg

The Bottom Line

The U.S. and its partners lack **secure and reliable** access and availability to critical minerals & metals necessary for the defense industrial base and economic **growth** due to the global supply chain **imbalance** and market instability.


What is Needed?
Assured access for the U.S. and its partners to critical minerals & metals.

Our Mission

To secure transparent, reliable, resilient, and responsible access to critical minerals and metals for the U.S., its allies, and partners



Our Vision

Critical minerals independence for the U.S. and its partners

M2i's Critical Minerals Supply Chain

Sourcing



nt minerals

NIMY
RESOURCES

Titanium

Graphite

Copper

Gallium

Antimony

Tungsten

Tracking

Tracing

Mid-Stream Processing

Processing Projects & Technology
Exclusive Proprietary Rights for Spherical Graphite Processing in the U.S.
Battery Cathodes & Battery Recycling

Processing

Storage

NV
Hawthorne Army Depot or Other Facilities

Critical Minerals Reserve



U.S. Private Industry and Government

Critical Minerals Marketplace

M2i

M2i Global's Sourcing

Global Access of Critical Minerals for the United States

- NT Minerals - exclusive offtake agreement for 88,000 tons of Copper, which is currently valued at $1 billion
- Nimy Resources - collaborating on the development and supply of gallium from the Mons Project in Western Australia, which hosts a near-term JORC (Australasian Joint Ore Reserves Committee) compliant gallium resource collaborate with the aim of forming commercially binding contract terms for the respective sale and purchase of gallium production
- Titanium X – strategic collaboration agreement on financing, development, and commercialization of Titanium X's critical mineral assets through off-take agreements or project acquisition.

Active Discussions for Proprietary Technologies

- Tracking and Tracing – in advanced discussions with three supply chain tracing technology companies as proponents of different technologies to integrate into M2i Global's mineral supply chain
- Tokenization and Marketplace – Discussions on Tokenizing Mining Assets on a Critical Minerals Marketplace

M2i Global, Inc: Rebuilding America's Critical Materials Backbone

- Supply Chain Urgency: China controls 70%-85% of critical material processing. U.S. demand is surging. Industrial reshoring is no longer optional.
- M2i Solution: 19 shovel-ready projects across Tier 1 permitting jurisdictions (MO + NV + TX), each tightly aligned with federal goals.
- Execution Advantage: Modular design, rapid activation, and vertically integrated feedstock-to-offtake architecture.
- Leverage: dramatically reducing capex requirements and investor exposure.

Critical Mineral Reserve

- M2i Global, Inc. working to establish a private Critical Minerals Reserve
- Expected to be Headquartered in Mineral County, Nevada
- A transformative initiative to develop and operate a Critical Minerals Reserve (CMR), which management believes, if successfully implemented, could provide an uninterrupted supply chain of the most critical minerals, thus mitigating the current and future vulnerabilities of this vital supply chain, which is essential to defense, clean energy, and industrial leadership.
- M2i Global's CMR is designed to store and distribute processed/refined critical minerals like gallium, graphite, titanium, and copper, all of which are essential for everything from defense systems and semiconductors to electric vehicles and battery technology.

Critical Mineral Reserve

A platform supported by 3 technologically-based components:

- SMS: Storage, custody, inventory
- SMT: Tracking and tracing from source to industry
- SMX: Marketplace connecting buyers and sellers

A platform-based approach to securing the nation's mineral and metal needs, combining:

- **Secure Storage & Logistics** at a federally controlled site with access to rail and intermodal infrastructure.
- **Refining & Recycling** capabilities to close the domestic processing gap.
- **Ethical Sourcing & Traceability** from U.S.-allied nations and verified partners.
- **AI Forecasting Tools** to predict future material needs and optimize inventory.
- **Workforce Development** through partnerships with Nevada universities, training centers, and technical institutes.

Planned Projects

M2i Global, Inc.'s "Blueprint" identifies 19 projects across graphite, cathodes, LAB circularity, gallium, titanium, and the Clearinghouse pilot. The implicit sequencing was:

- **2026:** NV graphite pilot, Clearinghouse pilot.
- **2027:** LAB dismantling/oxide, cathode precursor, gallium pilots, titanium/alloy pilots.
- **2028:** NV graphite at scale, LAB/cathode scaling, titanium under DPA, gallium replication.
- **2029:** Exchange Gulf Coast hub, titanium alloys, LAB/cathode mainstream, graphite expansions.
- **2030:** Gallium refining, full-stack Exchange, broad SMS integration.

Primary Revenue Drivers 2026

Graphite

- Processing and sales ~$7.5M

Nevada Exchange (Reno)

- DV-serialized marketplace for critical minerals
- ~$2–3M revenue from graphite/CSPG + SMS registration

LAB Recycling – Phase 1

- ~$25M Phase 1 – battery breaking

CMS (HAWD) – Phase-1

- ~$7M initial inventory (copper, nickel, cobalt, titanium, Ga_2O_3, REOs, Mn oxide)
- ~$0.1M monetization (fees + pilot leasing)
- Purpose: prove custody + Exchange integration

Rebuilding the Nation's Mineral Backbone

- M2i Global, Inc.'s Critical Mineral Reserve is the platform for resilient, traceable critical mineral supply.
- Join us in securing the next generation of industrial growth.

M2i

M2i Global, Inc.

(OTCQB: MTWO)

Under Definitive Agreement to Merge with Volato Group
(NYSE American: SOAR)

Infrastructure for U.S. Critical Minerals Strategy

February 2026